EXHIBIT 1-b

                              Arthur Andersen LLP
                                  Suite 1900
                                717 17th Street
                            Denver, CO  80202-3341
                                 303 295 1900


March 20, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Gentlemen:

We have read the statements made by South Hertfordshire United Kingdom Fund, Ltd. (formerly Jones United Kingdom Fund, Ltd.) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March 1995. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Arthur Andersen LLP